INFORM WORLDWIDE HOLDINGS, INC.

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is made as of the 30th day of June, 2004, by and among Inform Worldwide Holdings, Inc. a Colorado corporation (the "Company"), and the purchaser listed on SCHEDULE A hereto (the "Purchaser").

                                    RECITALS

      A. The Company has authorized capital stock consisting of 250,000,000 shares of common stock, no par value ("Common Stock"), of which 15,738,950 shares are issued and outstanding, 1,000,000 shares of Series A Preferred Stock, no par value ("Series A Preferred Stock") of which 700,000 shares are issued and outstanding, and 9,000,000 shares of undesignated preferred stock, no par value, of which none are issued and outstanding.

      B. The Company desires to obtain funds from the Purchaser in order to satisfy certain liabilities of the Company.

      C. In order to obtain such funds, the Company is offering (the "Offering") up to an aggregate of 150,000,000 shares (the "Shares") of Common Stock on the terms and subject to the conditions set forth herein.

                                   AGREEMENT

      It is agreed as follows:

      1. PURCHASE AND SALE OF SHARES. In reliance upon the representations and warranties of the Company and the Purchaser contained herein and subject to the terms and conditions set forth herein, at Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, the number of Shares, set forth opposite each Purchaser's name on Schedule A hereto for U.S. $0.00067 per Share (the "Purchase Price").

      2.    CLOSING(S).

            2.1 Date and Time. Subject to all of the terms and conditions set forth in this Agreement being satisfied, the closing of the sale of Shares contemplated by this Agreement (the "Closing") shall take place at the offices of the Purchaser's counsel or at such other place as the Company and the Purchaser shall agree in writing, concurrently with the execution of this Agreement (the "Closing Date").

            2.2 Deliveries by Purchaser. The Purchaser shall deliver a check or wire transfer pursuant to the instructions set forth on Schedule 2.2 in the amount of the Purchase Price for each Share purchased.

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            2.3 Deliveries by Company. At the Closing,  the Company will deliver the following to the Purchaser:

                  2.3.1 The certificates representing the Shares purchased by the Purchaser against payment of the Purchase Price. Each such Share shall be in definitive form and registered in the name of the Purchaser, as set forth on SCHEDULE A, against delivery to the Company by the Purchaser of the items set forth in paragraph 2.2 above.

                  2.3.2 The complete original articles of incorporation, bylaws, minutes, and other corporate books and records, all as amended to date, of the Company.

                  2.3.3 A certified list of stockholders from the transfer agent of the Company, dated as of the date of Closing.

                  2.3.4 All accounting books and records for the Company for the period commencing January 1, 2001 through the present.

                  2.3.5 A list of all SEC and EDGAR codes for the Company.

                  2.3.6 Resolutions of the board of directors appointing Ash Mascarenhas as the sole director of the Company, to become effective at the Closing.

                  2.3.7 Resignations of Anthony Clanton, Donald Plekenpol, and Matthew Milonas as directors of the Company.

                  2.3.8 Resignations of Anthony Clanton and Donald Plekenpol from their positions as officers of the Company.

                  2.3.9 A letter of instruction to the transfer agent of the Company signed by Anthony Clanton on behalf of the Company advising the transfer agent of the change of officers and directors contemplated by this Agreement.

                  2.3.10 A letter to the Company's current certifying accountants signed by Anthony Clanton on behalf of the Company advising the certifying accountants of the change of officers and directors contemplated by this Agreement.

                  2.3.11 Evidence satisfactory to the Purchaser or its counsel that all liabilities of the Company (other than the Parrish Litigation) have been satisfied, compromised, or otherwise extinguished.

                  2.3.12 A certification and indemnity and release agreement, signed by Anthony Clanton, in a form and substance reasonably acceptable to the Purchaser, dated as of the date hereof, certifying that all representations and warranties of the Company made herein are true and correct and indemnifying and releasing the Company, and a release agreement, signed by the remaining officers and directors, in a form and substance reasonably acceptable to the Purchaser, dated as of the date hereof, releasing the Company.

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                  2.3.13 Certified  resolutions of the Board of Directors of the
Company authorizing the consummation of the transactions contemplated by this Agreement.

                  2.3.14 A certificate of good standing of the Company from the State of Colorado as of the most recent practicable date.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      As a material inducement to the Purchaser to enter into this Agreement and to acquire the Shares, the Company represents and warrants that the following statements are true and correct in all material respects, except as expressly qualified or modified herein.

            3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

            3.2 Capitalization. The Company is authorized to issue 250,000,000 shares of Common Stock, of which 15,738,950 shares are issued and outstanding, 1,000,000 shares of Series A Preferred Stock, of which 700,000 shares are issued and outstanding, and 9,000,000 shares of undesignated preferred stock, no par value, of which none are issued and outstanding. All outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, are fully paid, nonassessable, and free of any preemptive rights. Except as set forth on SCHEDULE 3.2, there are no outstanding options, warrants, rights, subscriptions, calls, contracts or other agreements to issue, purchase or acquire, or securities convertible into, shares of capital stock or other securities of any kind representing an ownership interest in the Company other than the Series A Preferred Stock, and no person is a party to any proxy, voting trust or other agreement with respect to the voting of the Company's Common Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock of the Company.

            3.3 Validity of Transactions. This Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, have been duly authorized, executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

            3.4 Valid Issuance of Shares. The Shares that are being sold to the Purchaser hereunder are duly and validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, and will be free of all other liens and adverse claims.

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            3.5 No Violation.  The execution,  delivery and  performance of this
Agreement will not violate any law or any order of any court or government agency applicable to the Company, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound. No approval of or filing with any governmental authority is required for the Company to enter into, execute or perform this Agreement.

            3.6 SEC Reports and Financial Statements.

                  3.6.1 The Company has delivered or made available to the Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the United States Securities and Exchange Commission ("SEC") since January 1, 1999 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "SEC Reports"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis, except as indicated in such SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  3.6.2 Except for the pro forma financial statements, the consolidated financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

            3.7 Subsidiaries. Except as set forth in the SEC Reports, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity (a "Subsidiary").

            3.8 Litigation. Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the

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Company or any of its subsidiaries which, if adversely determined,  would have a material adverse effect on the consolidated financial condition, results of operations, prospects or business of the Company, and neither the Company nor any of its subsidiaries are subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

            3.9 Taxes. Federal income tax returns and state and local income tax returns for the Company and its subsidiaries have been filed as required by law; all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed on the Company and its Subsidiaries have been paid and any reports or returns due in connection herewith have been filed.

            3.10 Securities Law Compliance. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement, the offer, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act of 1933, as amended and now in effect ("Securities Act"), and registration of the Shares under the Securities Act is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the blue sky laws of any state, which filings will be made in a timely manner.

            3.11 Liabilities. Except as set forth in SCHEDULE 3.11, the Company has no liabilities, contingent or otherwise. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company shall use the proceeds from the sale of the Shares solely to pay the liabilities disclosed in SCHEDULE 3.11, which payment shall be made within ten
(10) days of the Closing Date, and the Company will have settled all other remaining liabilities within ten (10) days as of the Closing Date.

            3.12 Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including "blue sky" filings in any state that are required in connection with the lawful sale of the Shares pursuant to this Agreement have been or will be, on a timely basis, duly obtained and are effective. No stop order or other order enjoining the sale of the Shares have been issued and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. The sale of the Shares is legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

      4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

      The Purchaser hereby represents, warrants, and covenants with the Company as follows:

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

      4.1 Legal Power. The Purchaser has the requisite power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

      4.2 Due Execution. This Agreement has been duly executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser.

      4.3 Receipt and Review of SEC Reports. The Purchaser represents that it has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its respective qualified representative have reasonably requested in connection with the decision to acquire the Shares. The Purchaser represents that it has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as the Purchaser or its qualified representative have found necessary to make an informed investment decision to acquire the Shares.

      4.4 Restricted Securities. The Purchaser has been advised that the Shares have not been registered under the Securities Act or any other applicable securities laws and that the Shares are being offered and sold pursuant to
Section 4(2) of the Securities Act, and that the Company's reliance upon Section 4(2) of the Securities Act is predicated in part on the Purchaser's representations as contained herein.

            4.4.1 The Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be sold as "restricted securities" as defined by Rule 144 promulgated pursuant to the Securities Act. The Shares may not be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of the Company's counsel, an applicable exemption from registration is available.

            4.4.2 The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

            4.4.3 The Purchaser understands and acknowledges that the Shares will bear the following legend:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

                  4.4.4 The Purchaser acknowledges that an investment in the Shares is not liquid and is transferable only under limited conditions. The Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Shares.

            4.5 Purchaser Sophistication and Ability to Bear Risk of Loss. The Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Purchaser's financial condition. The Purchaser otherwise has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

            4.6 Purchases by Groups. The Purchaser represents, warrants, and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      5.    FURTHER ASSURANCES; COOPERATION.

            5.1 Each party (including those former officers and directors of the Company identified in Section 2.3.7 and Section 2.3.8 hereto) hereto will, before, at, and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Company or the Purchaser, and without further consideration, the Company (including those former officers and directors of the Company identified in Section 2.3.7 hereto) (a) will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Company or the Purchaser may reasonably deem necessary or desirable in order to confirm the Purchaser's title to the Shares, and (b) will execute such documents as and take such action as the Company or the Purchaser may reasonably deem necessary or desirable in order to prepare and file any future SEC Reports that the Company seeks to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

            5.2 The Purchaser and the Company agree that the Company will, at the next stockholders' meeting of the Company, seek ratification of the transactions contemplated by this Agreement from the stockholders of the Company.

      6.    MISCELLANEOUS.

            6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado.

            6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

            6.3 Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

            6.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.5 Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

            6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

            If to the Purchaser:    Ash Mascarenhas
                                    8880 Rio San Diego Drive, 8th Floor
                                    San Diego, CA 92108

            If to the Company:      Inform Worldwide Holdings, Inc.
                                    21 Meadow Lake Drive
                                    Lyons, CO 80540

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

            6.7 Faxes and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

            6.8  Titles  and  Subtitles.   The  titles  of  the  paragraphs  and
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:                            INFORM WORLDWIDE HOLDINGS, INC.


                                    /s/ Anthony Clanton
                                    -------------------
                                    By: Anthony Clanton
                                    Title: President



PURCHASER:                          ASH MASCARENHAS


                                    /s/ Ash Mascarenhas
                                    -------------------



                 (Signature Page to Stock Purchase Agreement)

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